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Exhibit 99.2

Financial Statements
(Expressed in U.S. dollars)

ULTRATECH LINEAR SOLUTIONS INC.

Five months ended September 30, 2000
(Unaudited)

Ultratech Linear Solutions Inc.

Balance Sheets

(Unaudited)

(Expressed in U.S. dollars)

	September 30, 2000	April 30, 2000
Assets
Current assets:
Cash	$—	$27,431
Accounts receivable	—	74,233
Inventories	139,442	180,471

	139,442	282,135
Intellectual property (net of accumulated amortization)	665	843
Equipment	28,589	28,478

	$168,696	$311,456

Liabilities and Shareholders' Equity (Deficiency)
Current liabilities:
Bank overdraft	$8,066	$—
Accounts payable and accrued liabilities	501,480	477,170
Payable to shareholders	48,964	34,080
Shareholders' equity (deficiency):
Share capital	69,418	69,418
Deficit	(465,795)	(270,871)
Cumulative translation adjustment	6,562	1,659

Total stockholders' equity (deficiency)	(389,815)	(199,794)

	$168,696	$311,456

See accompanying notes to financial statements.

Ultratech Linear Solutions Inc.

Statements of Operations and Deficit

(Unaudited)

(Expressed in U.S. dollars)

	Five months ended September 30, 2000	Five months ended September 30, 1999
Revenue	$404,843	575,041
Cost of goods sold	326,949	474,991

	77,894	100,050
Expenses:
General and administration	208,455	152,474
Amortization	2,361	2,370
Research and development expense	40,472	40,631
Sales and marketing	21,530	29,064

	272,818	224,539

Loss for the period	$194,924	$124,489
Deficit, beginning of the period	270,871	—

Deficit, end of the period	$465,795	$124,489

See accompanying notes to financial statements.

Ultratech Linear Solutions Inc.

Statements of Cash Flows

(Unaudited)

(Expressed in U.S. dollars)

	Five months ended September 30, 2000	Five months ended September 30, 1999
Cash provided by (used in):
Operating activities:
Loss for the period	$(194,924)	$(124,489)
Adjustment for non-cash items:
Amortization	2,361	2,370
Changes in non-cash operating working capital:
Accounts receivable	74,233	(104,075)
Inventory	41,029	(220,358)
Accounts payable and accrued liabilities	24,310	342,422

	(52,991)	(104,130)
Investments:
Purchase of equipment	(2,294)	(23,139)
Purchase of intellectual property	—	(1,059)

	(2,294)	(24,198)
Financing activities:
Shareholders' loans	14,884	68,657
Issue of common shares	—	68,592

	14,884	137,249
Effect of foreign currency translation	4,904	—

Increase in cash, being cash, end of period	$(35,497)	$8,921
Cash, beginning of period	27,431	—

Cash, end of period	$(8,066)	$8,921

Supplementary information:
Cash paid for:
Interest	$725	$422
Non-cash investing and financing activities:
Common shares issued on the acquisition of intellectual property	—	1,059

See accompanying notes to financial statements.

Ultratech Linear Solutions Inc.

Notes to Financial Statements

(Unaudited)

(Expressed in U.S. dollars)

Five months ended September 30, 2000 with comparatives for the five months ended September 30, 1999

    The Company was incorporated under the laws of British Columbia on April 22, 1999. The Company is a wireless technology development company that specializes in the design and manufacture of high power wireless amplifiers.

1.  Summary of significant accounting policies and practices:

(a)	Use of estimates:

    The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Areas requiring significant estimates include the provision for sales returns and warranties, and the economic useful lives of capital assets for depreciation purposes.

(b)	Inventories:

    Raw materials are valued at the lower of cost and replacement cost. Cost is determined using the weighted average method and includes invoice cost, duties and freight, plus direct labour applied to the product and the applicable share of manufacturing overhead. Work-in-progress and finished goods are valued at the lower of cost and net realizable value.

(c)	Equipment:

    Equipment is stated at cost. Amortization is provided on the straight-line basis at the following annual rates:

Asset	Year
Lab equipment	3 years
Computer equipment	3 years
Furniture and office equipment	2 years
(d)	Income taxes:

    The Company follows the asset and liability method for accounting for income taxes. Under this method, future income taxes are recognized for the future income tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The resulting changes in the net future tax asset or liability are included in income. Future tax assets and liabilities are measured using substantively enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on future income tax assets and liabilities of a change in tax rates is included in income in the period that includes the substantial enactment date. Future income tax assets are evaluated and if realization is not considered to be "more likely than not", a valuation allowance is provided.

(e)	Translation of foreign currencies:

    The Company's functional or primary operating currency is the Canadian dollar. Monetary items denominated in a foreign currency are translated to Canadian dollars at exchange rates in effect at the balance sheet date and non-monetary items are translated at rates of exchange in effect when the assets were acquired or obligations incurred. Revenues and expenses are translated at rates in effect at the time of the transactions. Foreign exchange gains and losses are included in income.

    The reporting currency of the Company is U.S. dollars. The translation from Canadian to U.S. dollars is performed for assets and liabilities using exchange rates in effect at the balance sheet date. Revenue and expense transactions are translated using average exchange rates prevailing during the period. Exchange gains and losses arising on translation of the Company's functional currency into the reporting currency, U.S. dollars, are excluded from the determination of income and reported as the cumulative translation adjustment in shareholders' equity.

(f)	Research and development costs:

    Research costs are expensed as incurred. Development costs are charged to expense as incurred unless the Company believes the development project meets criteria for deferral and amortization. No development costs have been deferred at April 30, 2000.

(g)	Revenue recognition:

    Revenue from sale of products is recognized upon the later of transfer of title or upon shipment of the product to the customer. Customer acceptance is used as the criterion for revenue recognition when the product sold does not have an established sales history to allow management to reasonably estimate return and future provision. The Company records deferred revenue when cash is received in advance of the revenue recognition criteria being met.

(h)	Warranty costs:

    Warranty costs are accrued based on a best estimate, with reference to past experience.

(i)	Intellectual property:

    Intellectual property is recorded at cost. Intellectual property is amortized over a period of five years. The Company evaluates the carrying value of intellectual property each year to determine if there has been a decline in value based on estimates of current and expected undiscounted cash flows from operations taking into consideration operating trends and other relevant factors.

3.  Subsequent event:

    On November 16, 2000, Unity Wireless Corp. ("Unity") purchased the outstanding share capital of the Company, in exchange for 700,000 shares of common stock of Unity plus payment of outstanding shareholder loans totaling $72,000 (Canadian). In anticipation of the purchase, Unity extended a $1 million (Canadian) credit facility to Ultratech on October 3, 2000. On the same date the Company drew $300,000 (Canadian) from the credit facility for working capital purposes. Unity obtained a General Security Agreement with a first charge on all of the Company's assets as security for the credit facility.

QuickLinks

Ultratech Linear Solutions Inc. Balance Sheets (Unaudited) (Expressed in U.S. dollars)
Ultratech Linear Solutions Inc. Statements of Operations and Deficit (Unaudited) (Expressed in U.S. dollars)
Ultratech Linear Solutions Inc. Statements of Cash Flows (Unaudited) (Expressed in U.S. dollars)
Ultratech Linear Solutions Inc. Notes to Financial Statements (Unaudited) (Expressed in U.S. dollars)